AMENDMENT NO. 8
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

      This Amendment is made as of May 1, 2009 to the Combined Investment Advisory Agreement among Munder Series Trust (MST), on behalf of each of its series, Munder Series Trust II (MST II), on behalf of each of its series, and Munder Capital Management (Advisor), a Delaware general partnership.
      WHEREAS, the Munder S&P MidCap Index Equity and Munder S&P SmallCap Index Equity Funds were liquidated on March 24, 2009;

      WHEREAS, the Munder Mid-Cap Value Fund was liquidated on March 25, 2009;

      WHEREAS, the Munder Small-Mid Cap Fund was merged with and into the Munder Mid-Cap Core Growth Fund on March 27, 2009;

      WHEREAS, each of the Munder Cash Investment Fund, Institutional Money Market Fund and Liquidity Money Market Fund was liquidated on April 30, 2009; and

      WHEREAS, the parties desire to update the Schedules to the Agreement.

      NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A the Agreement is hereby replaced with the attached Schedule A effective as of May 1, 2009.

2. Schedule B the Agreement is hereby replaced with the attached Schedule B effective as of May 1, 2009.

[Signatures Appear on the Following Page]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
MUNDER SERIES TRUST
MUNDER SERIES TRUST II


By:
	Stephen J. Shenkenberg
	Vice President, Secretary & CCO



MUNDER CAPITAL MANAGEMENT


By:
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE A
As of May 1, 2009

Munder Series Trust
Munder Asset Allocation Fund Balanced
Munder Bond Fund
Munder Energy Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder International Fund Core Equity
Munder International Small-Cap Fund
Munder Internet Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Multi-Cap Growth Fund
Munder Small-Cap Value Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund
Munder Series Trust II
Munder Healthcare Fund




SCHEDULE B
As of May 1, 2009

                                               Annual Fees
                                               (as a Percentage of Daily
                                               Net Assets)

Munder Asset Allocation Fund - Balanced        0.65%
Munder Bond Fund                               0.40%
Munder Energy Fund                             0.75%
Munder Healthcare Fund                         1.00% of the first $100 million
                                               of average daily net assets;
                                               0.90% of the next $100 million;
                                               0.85% of the next $50 million;
                                               and 0.75% of average daily
                                               net assets in excess of
                                               $250 million
Munder Index 500 Fund                          0.20% of the first $250 million
                                               of average daily net assets;
                                               0.12% of the next $250 million;
                                               and 0.07% of average daily net
                                               assets in excess of $500 million
Munder International Equity Fund               0.75%
Munder International Fund - Core Equity        0.80% on the first $1 billion of
                                               average daily net assets; and
                                               0.75% of the average daily net
                                               assets in excess of $1 billion
Munder International Small-Cap Fund            0.95% on the first $1 billion
                                               of average daily net assets; and
                                               0.90% of the average daily net
                                               assets in excess of $1 billion
Munder Internet Fund                           1.00% of the first $1 billion
                                               of average daily net assets;
                                               and 0.85% of average daily net
                                               assets in excess of $1 billion
Munder Large-Cap Growth Fund                   0.75% of the first $1 billion
                                               of average daily net assets;
                                               0.725% of the next $1 billion;
					       and 0.70% of average daily net
                                               assets in excess of $2 billion
Munder Large-Cap Value Fund                    0.75% of the first $100 million
                                               of average daily net assets;
                                               and 0.70% of average daily net
                                               assets in excess of $100 million
Munder Micro-Cap Equity Fund                   1.00%
Munder Mid-Cap Core Growth Fund                0.75% on the first $6 billion
                                               of average daily net assets,
                                               0.70% on the next $2 billion,
                                               and 0.65% on average daily
                                               net assets exceeding $8 billion
Munder Multi-Cap Growth Fund                   0.75%
Munder Small-Cap Value Fund                    0.75%
Munder Tax-Free Short & Intermediate Bond Fund 0.40%
Munder Technology Fund                         1.00% of the first $300 million
                                               of average daily net assets;
                                               0.90% of the next $700 million;
                                               and 0.80% of average daily
                                               net assets in excess of $1
                                               billion


2

A-1




B-2